UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2007, AmeriCredit Corp. (the “Company”) issued and sold $200,000,000 in aggregate principal amount of 8.50% Senior Notes due 2015 (the “Notes”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers then resold the Notes pursuant to the exemptions from registration under the Securities Act, including Rule 144A. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement relating to the issuance and sale of the Notes.

The Notes are governed by an Indenture (the “Indenture”), dated June 28, 2007, between the Company and HSBC Bank USA, National Association, as trustee. The Notes are guaranteed by the same subsidiaries that are guarantors of the Company’s outstanding 1.75% convertible senior notes due 2023, 0.75% convertible senior notes due 2011 and 2.125% convertible senior notes due 2013.

The Notes will bear interest at a rate of 8.50% per year on the principal amount of the Notes, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2008. The Notes will mature on July 1, 2015. The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability to (i) sell all or substantially all of their assets or merge or consolidate with or into other companies; (ii) borrow money; (iii) incur liens; (iv) pay dividends or make other distributions; (v) make other restricted payments and investments; and (vi) enter into transactions with affiliates. The covenants in the Indenture are subject to a number of important limitations and exceptions.

The Notes will be redeemable, at the Company’s option, in whole or in part, at any time on or after July 1, 2011 at the redemption prices specified in the Indenture, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. Prior to July 1, 2010, the Company may also redeem up to 35% of the Notes at a purchase price equal to 108.500% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest and liquidated damages, if any, as of the date of redemption with the net cash proceeds from a public offering of common stock of the Company. In addition, if a change of control occurs, as that term is defined in the Indenture, the holders of Notes will have the right, subject to certain conditions, to require the Company to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and liquidated damages, if any, as of the date of repurchase.

The Indenture provides for customary events of default, including nonpayment, failure to comply with covenants or other agreements in the Indenture, default under or acceleration of other indebtedness, failure to pay certain judgments, any subsidiary guarantee shall cease to be in full force and effect or any guarantor shall deny or disaffirm its obligations under its subsidiary guarantee, and certain events of bankruptcy or insolvency. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Company agreed, pursuant to a registration rights agreement with the initial purchasers (the “Registration Rights Agreement”), to file within 120 days after the closing date of the issuance and sale of the Notes an exchange offer registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act. The Company agreed to use its reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC on or prior to 180 days after the closing date of the offering and to use its reasonable best efforts to cause the exchange offer to be consummated within 30 business days after the effective date of the registration statement. In certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes. If the Company does not comply with certain covenants set forth in the Registration Rights Agreement, it must pay liquidated damages to holders of the Notes.

The descriptions set forth above are qualified in their entirety by the Indenture and the Registration Rights Agreement filed as exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto and HSBC Bank USA, National Association, as trustee

10.1	Registration Rights Agreement, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: July 5, 2007	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Indenture, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto and HSBC Bank USA, National Association, as trustee

10.1	Registration Rights Agreement, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc.